Exhibit 99

Isolagen, Inc. to Present at the First Albany Capital Regenerative Technologies Conference

EXTON, Pa., Sept. 5 /PRNewswire-FirstCall/ — Isolagen(TM), Inc. (Amex: ILE) today announced that Nicholas L. Teti, Jr., Isolagen Chairman and Chief Executive Officer, will present at the First Albany Capital Regenerative Technologies Conference on Tuesday, September 11, 2007 at 10:20 a.m. ET. The conference will be held at The Yale Club of New York in New York City. The presentation can be accessed by visiting the investor relations section of the Company’s website at www.isolagen.com.

About Isolagen, Inc.

Isolagen(TM), Inc. (Amex: ILE) is an aesthetic and therapeutic company committed to developing and commercializing scientific advances and innovative technologies. The company’s technology platform includes the Isolagen Process(TM), a cell processing system for skin and tissue rejuvenation which is currently in clinical development for a broad range of aesthetic and therapeutic applications including wrinkles, acne scars, burns and periodontal disease. Isolagen also commercializes a scientifically-advanced line of skincare systems through its majority-owned subsidiary, Agera(R) Laboratories, Inc. For additional information, please visit www.isolagen.com.

Isolagen Forward Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as updated in “Item 1A. Risk Factors” in the Company’s Quarterly Reports on Form 10-Q. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as other public filings with the SEC since such date.

SOURCE Isolagen(TM), Inc.